Exhibit (10)NN

AMENDMENT
to the
Target Corporation SPP III (2014 Plan Statement)
Pursuant to the retained power of amendment contained in Section 7.2 of the Target Corporation SPP III (2014 Plan Statement) (the “Plan”) and the authority delegated to the undersigned by the November 10, 2010 resolution of the Board of Directors of Target Corporation, the undersigned hereby amends the Plan in the manner described below.
The Plan, which was frozen to new participants as of November 8, 2000 and currently has no participants eligible to receive benefits from the Plan, is formally terminated effective January 1, 2016.
IN WITNESS WHEREOF, the undersigned has adopted this Amendment effective as of April 3, 2016.

Dated: 3/24/2016	TARGET CORPORATION By: /s/ Stephanie Lundquist Stephanie Lundquist EVP & Chief HR Officer